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                                                                 EXHIBIT 10.3.3








                              AMENDMENT NO. THREE

                 HAVERTY FURNITURE COMPANIES, INC., THRIFT PLAN
              (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1987)

         WHEREAS, Haverty Furniture Companies, Inc. (the "Company") maintains the Haverty Furniture Companies, Inc. Thrift Plan (the "Thrift Plan"), which was amended and restated effective January 1, 1987, and subsequently amended by Amendments No. One and Two, dated May 6, 1994, and August 30, 1996, respectively; and

         WHEREAS, the Employee Benefits Committee (the "Committee") is authorized under Section 8.1 of the Thrift Plan to make any minor amendments that do not materially affect the cost of the Thrift Plan or change benefits thereunder; and

         WHEREAS, the Committee desires to amend the Thrift Plan in order to permit separate investment election changes with respect to a participant's existing account balance and future contributions;

         NOW, THEREFORE, pursuant to the power reserved to the Committee, the Thrift Plan is hereby amended, effective January 1, 1997, by restating Section 4.2(c) (as previously amended by Amendment No. One) in its entirety to read as follows:

                  "(c) Participant Elections. Each Participant may make one investment election per month, which will become effective the first day of the following month, provided he submits the appropriate investment election in whatever form and within such time as the Committee may prescribe. A Participant may elect to invest his Account among the investment funds made available from time to time, in ten percent (10%) increments, provided that the Committee may from time to time establish different increments, which it will uniformly apply and timely communicate to Participants. A Participant may choose to make either the same or different investment elections for his existing Account balance and future contributions to his Account."


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         IN WITNESS WHEREOF, the Company has caused this Amendment No. Three to the Thrift Plan to be executed by its duly authorized members of the Committee, effective the 1st day of January, 1997, but executed this 27th day of December, 1996.

                                    EMPLOYEE BENEFITS COMMITTEE
                                    OF THE BOARD OF DIRECTORS OF
                                    HAVERTY FURNITURE COMPANIES, INC.


                                    /s/ Lynn H. Johnston
                                    ------------------------------------------
                                    Lynn H. Johnston, Chairman


                                    /s/ Frank S. McGaughey, III
                                    ------------------------------------------
Attest:                             Frank S. McGaughey, III


/s/ Christine M. Jones              /s/ John T. Glover
-------------------------------     -------------------------------------------
Christine M. Jones                  John T. Glover
Vice President and Secretary
HAVERTY FURNITURE COMPANIES, INC.

[SEAL]


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